                                                                    EXHIBIT 99.3






                  SUNSHINE STATE POWER BV

                  ANNUAL FINANCIAL REPORT

                  DECEMBER 31, 1999, 1998 AND 1997

TO THE SHAREHOLDERS OF SUNSHINE STATE POWER BV


AUDITORS' REPORT

We have audited the accompanying balance sheet of Sunshine State Power BV as of December 31, 1999, 1998 and 1997, and the related statements of income and of cash flows for each of the three years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1999, 1998 and 1997 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.





PRICEWATERHOUSECOOPERS NV
March 20, 2000
Amsterdam, Netherlands

                             SUNSHINE STATE POWER BV

                BALANCE SHEET AT DECEMBER 31, 1999, 1998 AND 1997

                                                                                1999         1998          1997
                                                                               AUD'000      AUD'000       AUD'000
                                                                               -------      -------       -------
ASSETS
FIXED ASSETS
Intangible fixed assets..................................................        6,984        7,455        7,926
Tangible fixed assets....................................................      155,857      157,432      161,545
                                                                             ---------    ---------     --------
                                                                               162,841      164,887      169,471
CURRENT ASSETS
Stocks...................................................................        6,210        3,497        2,254
Receivables..............................................................        4,891        5,521        4,470
Cash and bank balances...................................................       11,206       11,471       10,885
                                                                             ---------    ---------     --------
                                                                                22,307       20,489       17,609
                                                                             ---------    ---------     --------
TOTAL ASSETS.............................................................      185,148      185,376      187,080
                                                                             ---------    ---------     --------

SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Issued share capital.....................................................           30           30           30
Retained earnings........................................................       32,406       26,580       24,147
Result for the year......................................................       10,066        5,826        2,433
                                                                             ---------    ---------     --------
                                                                                42,502       32,436       26,610
                                                                             ---------    ---------     --------
Provisions...............................................................       18,369       17,918       16,195
Long-term liabilities....................................................      113,050      125,480      135,435
Current liabilities......................................................       11,227        9,542        8,840
                                                                             ---------    ---------     --------
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES...............................      185,148      185,376      187,080
                                                                             ---------    ---------     --------




The accompanying notes form an integral part of the annual accounts.

                             SUNSHINE STATE POWER BV

    STATEMENT OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                 1999         1998         1997
                                                                               AUD'000      AUD'000      AUD'000
                                                                               -------      -------      -------
Net turnover
   Queensland Transmission & Supply Corporation..........................       16,649       18,819       24,105
   Boyne Smelters Limited................................................       39,586       38,377       31,386
                                                                             ---------    ---------     --------
TOTAL....................................................................       56,235       57,196       55,491

Cost of turnover
   Non-fuel..............................................................        9,847        9,345        8,864
   Fuel..................................................................       24,541       24,864       19,972
                                                                             ---------    ---------     --------
TOTAL....................................................................       34,388       34,209       28,836

GROSS PROFIT ON TURNOVER.................................................       21,847       22,987       26,655
                                                                             ---------    ---------     --------
   Operating expenses....................................................        2,236        1,624        2,484
   Depreciation and amortization expense.................................        4,806        6,409        6,328
                                                                             ---------    ---------     --------
TOTAL EXPENSES...........................................................        7,042        8,033        8,812
                                                                             ---------    ---------     --------

NET PROFIT ON TURNOVER...................................................       14,805       14,954       17,843
                                                                             ---------    ---------     --------
Interest expense.........................................................        6,530        6,942        7,831
Interest income..........................................................         (545)        (566)        (667)
Foreign exchange (gain)/loss.............................................       (1,721)         995        6,951
Disposal of assets (gain)/loss...........................................          135           19          (73)
                                                                             ---------    ---------     --------

NET FINANCIAL EXPENSE....................................................        4,399        7,390       14,042
                                                                             ---------    ---------     --------
Result from ordinary operations before taxation..........................       10,406        7,564        3,801
Taxation.................................................................          340        1,738        1,368
                                                                             ---------    ---------     --------
NET RESULT...............................................................       10,066        5,826        2,433
                                                                             ---------    ---------     --------





The accompanying notes form an integral part of the annual accounts.

                             SUNSHINE STATE POWER BV

  STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                               1999          1998           1997
                                                                              AUD'000       AUD'000        AUD'000
                                                                              -------       -------        -------
Cash flows from operating activities
Net result............................................................        10,066         5,826         2,433
Adjustments to reconcile net result to net cash
  provided by operating activities:
   Depreciation and amortization......................................         4,806         6,409         6,328
   Deferred income taxes..............................................           340         1,738         1,368
   Foreign exchange loss/(gain).......................................        (1,721)          995         6,951
   (Gain)/Loss on sale of fixed assets................................           146            19           (73)
Changes in operating assets and liabilities:
   Stocks.............................................................        (2,713)       (1,243)        1,282
   Receivables........................................................           630        (1,051)          407
   Provisions.........................................................           111           (15)          209
   Current liabilities................................................         1,060           164            48
                                                                          ----------    ----------     ---------

NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES.......................        12,725        12,842        18,953
                                                                          ----------    ----------     ---------

Cash flows from investing activities
   Purchases of tangible fixed assets.................................        (2,918)       (1,867)       (2,251)
   Proceeds from sale of fixed assets.................................            12            23            94
                                                                          ----------    ----------     ---------

NET CASH FLOWS USED BY INVESTING ACTIVITIES...........................        (2,906)       (1,844)       (2,157)
                                                                          ----------    ----------     ---------

Cash flows from financing activities
   Proceeds (repayments) of notes payable.............................        (4,109)       (4,974)      (12,896)
   Repayments of long-term debt.......................................        (5,975)       (5,438)       (4,913)
                                                                          ----------    ----------     ---------

NET CASH FLOWS USED BY FINANCING ACTIVITIES...........................       (10,084)      (10,412)      (17,809)
                                                                          ----------    ----------     ---------

NET INCREASE/(DECREASE) IN CASH AND BANK
  BALANCES............................................................          (265)          586        (1,013)
                                                                          ----------    ----------     ---------

   Cash and bank balances
   Beginning of year..................................................        11,471        10,885        11,898
                                                                          ----------    ----------     ---------
   End of year........................................................        11,206        11,471        10,885
                                                                          ----------    ----------     ---------

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
  INTEREST............................................................         6,229         7,744         8,072
                                                                          ----------    ----------     ---------






The accompanying notes from an integral part of the annual accounts.

                             SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.   GENERAL

Activities

     Sunshine State Power BV (the Company) was incorporated on November 11, 1993 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 20% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results, of operations. The unincorporated joint venture's assets, liabilities, results of operations and cash flows have been taken up in this annual financial report on a proportionate basis. The accounts have been prepared for the years ended December 31, 1999, 1998 and 1997.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

     Unless otherwise stated assets and liabilities are carried at nominal value.

Basis of Preparation

     The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherland GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's balance sheet and statement of income, there are no material differences between Netherlands GAAP and US GAAP. With regard to the Company's statement of cash flows, under US GAAP the foreign exchange loss/(gain) would be classified under the cash flows from financing activities section as US GAAP requires that such items be netted with the related cash flow item.

Foreign Currencies

     Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian $) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

Intangible Fixed Assets

     Project Development Expenditures - Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

     Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)



     Financing Costs - Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

TANGIBLE FIXED ASSETS

     All tangible fixed assets are stated at cost. The Company has not had any reevaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives or over the life of the power purchase agreement by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

     The estimated useful lives are:

     Site roads and preparation........................................................           50 years
     Generators, systems, stacks, etc..................................................           50 years
     Coal handling plant...............................................................      10 - 50 years
     Other operating fixed assets......................................................       3 - 10 years


Stocks

     Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

Trade Debtors

     Trade debtors are stated at nominal value net of provision for doubtful debtors.

PROVISIONS

     Employee Provisions - Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

     Deferred Tax - Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

COMPANY INCOME TAX

     Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

CASH FLOW STATEMENT

The cash flow statement has been prepared using the indirect method.

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)


3.   INTANGIBLE FIXED ASSETS

     The movements in the intangible fixed assets are summarized as follows:



                                                                          Project
                                                                        development        Financing
                                                                        expenditures         costs         Total
                                                                        ------------         -----         -----
                                                                           AUD'000          AUD'000       AUD'000
COST
Balance at December 31, 1997......................................           6,984            2,707        9,691
Additions for the year ended December 31, 1998....................               -                -            -
                                                                         ---------        ---------     --------
Balance at December 31, 1998......................................           6,984            2,707        9,691
Additions for the year ended December 31, 1999....................               -                -            -
                                                                         ---------        ---------     --------
Balance at December 31, 1999......................................           6,984            2,707        9,691

ACCUMULATED AMORTIZATION
Balance at December 31, 1997......................................            (749)          (1,016)      (1,765)
Amortization for the year ended December 31, 1998.................            (200)            (271)        (471)
Amortization for the year ended December 31, 1999.................            (200)            (271)        (471)
                                                                         ---------        ---------     --------

Balance at December 31, 1999......................................          (1,149)          (1,558)      (2,707)
                                                                         ---------        ---------     --------

Net book value at December 31, 1999...............................           5,835            1,149        6,984
                                                                         ---------        ---------     --------



4.   TANGIBLE FIXED ASSETS

     The movements in the tangible fixed assets are summarized as follows:


                                                                                               Other
                                                      Site roads     Generators     Coal     operating
                                                         and          systems,    handling     fixed
                                              Land   preparation      stacks       plant       assets     Total
                                            -------  -----------      ------       -----       ------     -----
                                            AUD'000      AUD'000      AUD'000     AUD'000     AUD'000    AUD'000
COST
Balance at December 31, 1997............        216        2,834      165,774       9,708       2,972    181,504
Additions...............................          -           13        1,386          28         295      1,722
Disposals...............................          -            -            -           -         (43)       (43)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1998............        216        2,847      167,160       9,736       3,224    183,183
Additions...............................          -           42        1,264       1,332         215      2,853
Disposals...............................          -            -         (135)          -         (23)      (158)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1999............        216        2,889      168,289      11,068       3,416    185,878
                                          ---------    ---------     --------    --------    --------   --------

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)


                                                                                               Other
                                                        Site roads   Generators    Coal      operating
                                                           and        systems,   handling     fixed
                                            Land       preparation     stacks     plant       assets     Total
                                            ----       -----------     ------     -----       ------     -----
                                           AUD'000       AUD'000      AUD'000    AUD'000      AUD'000    AUD'000

ACCUMULATED DEPRECIATION
Balance at December 31, 1997............          -         (333)     (16,536)     (2,060)     (1,181)   (20,110)
Charge for the year.....................          -         (155)      (4,819)       (689)       (276)    (5,939)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1998............          -         (488)     (21,355)     (2,749)     (1,457)   (26,049)
Charge for the year.....................          -          (54)      (3,352)       (628)       (301)    (4,335)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1999............          -         (542)     (24,707)     (3,377)     (1,758)   (30,384)
                                          ---------    ---------     --------    --------    --------   --------
Construction in progress at
  December 31, 1999 (construction
  in progress at December 31, 1998
  and 1997 was $298 and $151,
  respectively).........................                                                                     363
                                                                                                        --------
Net tangible fixed assets at
  December 31, 1999.....................                                                                 155,857
                                                                                                        --------


As of January 1, 1999, the depreciation lives for site roads and preparation, generators, systems and stacks and the coal handling plant were prospectively changed from 35 to 50 years. This prospective change reduced 1999 depreciation expense by 1,677.


5.   STOCKS

                                                                  December 31,       December 31,    December 31,
                                                                      1999              1998             1997
                                                                      ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Coal........................................................          4,812             2,309            1,046
Fuel oils...................................................            159                84              146
Chemicals...................................................             10                 7                5
Spares and consumables......................................          1,229             1,097            1,057
                                                                  ---------         ---------        ---------
                                                                      6,210             3,497            2,254
                                                                  ---------         ---------        ---------



6.   RECEIVABLES

                                                                   December 31,     December 31,     December 31,
                                                                      1999              1998             1997
                                                                      ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Trade debtors...............................................          4,701             5,444            4,249
Prepayments.................................................            190                77              221
                                                                  ---------         ---------        ---------
                                                                      4,891             5,521            4,470
                                                                  ---------         ---------        ---------


     All receivables are due in less than one year.

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)



7.   CASH AND BANK BALANCES

     All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1999, 1998 and 1997, the restricted cash and bank balances totaled $6,460,000, $6,348,000 and $6,200,000, respectively.


8.   ISSUED SHARE CAPITAL

     The authorized share capital consists of 2,000 shares each having a nominal value of 30 Australian dollars (40 Dutch Guilders), of which 1,000 shares have been issued and fully paid up at December 31, 1999 and 1998. In prior years, the Company's shares were owned by NRGenerating International BV (990) and Gunwale BV (10). Both NRGenerating International BV and Gunwale BV are wholly owned by NRG Energy, Inc., which is incorporated in the United States of America. During 1999, the shares held by Gunwale BV were sold to NRGenerating International BV.


9.   RETAINED EARNINGS


                                                                                             1999          1998
                                                                                             ----          ----
                                                                                            AUD'000      AUD'000
Balance at January 1..................................................................       26,580       24,147
Appropriation of prior years result...................................................        5,826        2,433
                                                                                          ---------     --------
Balance at December 31................................................................       32,406       26,580
                                                                                          ---------     --------



10.  RESULT FOR THE PERIOD


                                                                                                        AUD'000
                                                                                                        -------
Balance at December 31, 1997.......................................................................        2,433
1997 net result appropriated to retained earnings..................................................       (2,433)
Net result for the year ended December 31, 1998....................................................        5,826
1998 net result appropriated to retained earnings..................................................       (5,826)
Net result for the year ended December 31, 1999....................................................       10,066
                                                                                                        --------
Balance at December 31, 1999.......................................................................       10,066
                                                                                                        --------



11.  PROVISIONS


                                                                             Employee      Deferred
                                                                            provisions       tax         Total
                                                                            ----------       ---         -----
                                                                             AUD'000       AUD'000      AUD'000
Balance at December 31, 1997...........................................         1,244        14,951       16,195
Charged/(released) to income...........................................           (15)        1,738        1,723
                                                                            ---------     ---------     --------
Balance at December 31, 1998...........................................         1,229        16,689       17,918
Charged/(released) to income...........................................           111           340          451
                                                                            ---------     ---------     --------
Balance at December 31, 1999...........................................         1,340        17,029       18,369
                                                                            ---------     ---------     --------


     Approximately $700 (AUD'000) of the employee provisions are current and expected to be paid during 2000.

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)




12.  LONG-TERM LIABILITIES

     Secured long-term debt due to third parties

                                                                  December 31,       December 31,    December 31,
                                                                     1999              1998             1997
                                                                     ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Secured - with banks........................................         90,808            97,408          103,383


     Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.5% at December 31, 1999.

     The bank long-term debt is repayable as follows (in AUD'000):

     2000..........................................................................................        6,600
     2001..........................................................................................        7,275
     2002..........................................................................................        8,013
     2003..........................................................................................        8,850
     2004..........................................................................................        9,738
     Thereafter....................................................................................       56,932
                                                                                                        --------
                                                                                                          97,408


     The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

     Unsecured Subordinated Notes Payable (AUD'000)

On March 25,1994 the Company received loans from NRGenerating International BV and Gunwale BV, the primary shareholders of the Company, in the amounts of $48,312 and $488 respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in U.S. dollars. The Company repaid $4,109 to NRGenerating International BV during 1999, and $4,655 and $319 to NRGenerating International BV and Gunwale BV, respectively, during 1998, and repaid $12,767 and $129 to NRGenerating International BV and Gunwale BV respectively during 1997. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were $22,242 and $0 to NRGenerating International BV and Gunwale BV at December 31, 1999, $28,072 and $0 to NRGenerating International BV and Gunwale BV at December 31, 1998, respectively, and $31,733 and $319 to NRGenerating International BV and Gunwale BV at December 31, 1997, respectively.


13.  CURRENT LIABILITIES

                                                                   December 31,      December 31,    December 31,
                                                                      1999              1998             1997
                                                                      ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Current installments of bank long-term debt.................          6,600             5,975            5,437
Trade creditors/suppliers...................................          1,421               758              945
Accrued coal/rail costs.....................................          2,433             2,337            1,633
Accrued interest............................................            773               472              559
Other accrued expenses......................................              -                 -              266
                                                                  ---------         ---------        ---------
                                                                     11,227             9,542            8,840
                                                                  ---------         ---------        ---------

                            SUNSHINE STATE POWER BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 -- (Continued)


14.  RELATED PARTIES

     An affiliate of the Company, Sunshine State Power (No. 2) BV owns 17.5% of the Gladstone Power Station Joint Venture. Sunshine State Power (No. 2) BV is owned by the owners of the Company.

     The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty Ltd, which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Pty Ltd operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 1999, 1998 and 1997, the Company paid NRG Gladstone Operating Services Pty Ltd approximately $386, $398 and $298 (AUD'000) respectively in operators fees under the terms of the Operation and Maintenance Agreement.


15.  NUMBER OF EMPLOYEES

     The average number of persons employed at the Gladstone Power Station during 1999 was approximately 400. These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 20% of the related costs for these employees. The Company itself has no employees.


16.  REMUNERATION OF DIRECTORS

     During the periods ended December 31, 1999, 1998 and 1997, none of the directors received remuneration for their services as directors of the Company.

          SUNSHINE STATE POWER (NO. 2) BV

          ANNUAL FINANCIAL REPORT

          DECEMBER 31, 1999, 1998 AND 1997

TO THE SHAREHOLDERS OF SUNSHINE STATE POWER (NO. 2) BV


AUDITORS' REPORT

We have audited the accompanying balance sheet of Sunshine State Power (No. 2) BV as of December 31, 1999, 1998 and 1997, and the related statements of income and of cash flows for each of the three years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1999, 1998 and 1997 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.





PRICEWATERHOUSECOOPERS NV
March 20, 2000
Amsterdam, Netherlands

                         SUNSHINE STATE POWER (NO. 2) BV

                BALANCE SHEET AT DECEMBER 31, 1999, 1998 AND 1997

                                                                           1999         1998          1997
                                                                         AUD'000      AUD'000       AUD'000
                                                                        ---------    ---------     ---------
ASSETS
FIXED ASSETS
Intangible fixed assets................................................    6,115        6,526        6,937
Tangible fixed assets..................................................  136,369      137,749      141,349
                                                                       ---------    ---------     --------
                                                                         142,484      144,275      148,286
CURRENT ASSETS
Stocks.................................................................    5,434        3,060        1,972
Receivables............................................................    4,280        4,830        3,910
Cash and bank balances.................................................    9,816       10,037        9,535
                                                                       ---------    ---------     --------
                                                                          19,530       17,927       15,417
                                                                       ---------    ---------     --------
TOTAL ASSETS...........................................................  162,014      162,202      163,703
                                                                       ---------    ---------     --------

SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Issued share capital...................................................       30           30           30
Retained earnings......................................................   28,343       23,247       21,108
Result for the year....................................................    8,738        5,096        2,139
                                                                       ---------    ---------     --------
                                                                          37,111       28,373       23,277
                                                                       ---------    ---------     --------
Provisions.............................................................   16,038       15,671       14,164
Long-term liabilities..................................................   98,937      109,669      118,545
Current liabilities....................................................    9,928        8,489        7,717
                                                                       ---------    ---------     --------
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES.............................  162,014      162,202      163,703
                                                                       ---------    ---------     --------









       The accompanying notes form integral part of the annual accounts.

                         SUNSHINE STATE POWER (NO. 2) BV

    STATEMENT OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                                1999         1998         1997
                                                                               AUD'000      AUD'000      AUD'000
                                                                              ---------    ---------    ---------
Net turnover
   Queensland Electricity Commission.....................................       14,568       16,466       21,092
   Boyne Smelters Limited................................................       34,638       33,580       27,462
                                                                             ---------    ---------     --------
TOTAL....................................................................       49,206       50,046       48,554

Cost of turnover
   Non-fuel..............................................................        8,616        8,177        7,756
   Fuel..................................................................       21,473       21,756       17,475
                                                                             ---------    ---------     --------
TOTAL....................................................................       30,089       29,933       25,231
                                                                             ---------    ---------     --------

GROSS PROFIT ON TURNOVER.................................................       19,117       20,113       23,323
   Operating expenses....................................................        2,068        1,424        2,144
   Depreciation and amortization expense.................................        4,205        5,608        5,537
                                                                             ---------    ---------     --------
TOTAL EXPENSES...........................................................        6,273        7,032        7,681
                                                                             ---------    ---------     --------

NET PROFIT ON TURNOVER...................................................       12,844       13,081       15,642
                                                                             ---------    ---------     --------
Interest expense.........................................................        5,713        6,074        6,852
Interest income..........................................................         (467)        (458)        (584)
Foreign exchange (gain)/loss.............................................       (1,529)         833        6,096
Disposal of assets (gain)/loss...........................................          119           17          (64)
                                                                             ---------    ---------     --------

NET FINANCIAL EXPENSE....................................................        3,836        6,466       12,300
                                                                             ---------    ---------     --------
Result from ordinary operations before taxation..........................        9,008        6,615        3,342
Taxation.................................................................          270        1,519        1,203
                                                                             ---------    ---------     --------
NET RESULT...............................................................        8,738        5,096        2,139
                                                                             ---------    ---------     --------





       The accompanying notes form integral part of the annual accounts.

                         SUNSHINE STATE POWER (NO. 2) BV

  STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                                 1999         1998          1997
                                                                                AUD'000      AUD'000       AUD'000
                                                                               --------     ---------     ---------
Cash flows from operating activities
Net result...............................................................        8,738        5,096        2,139
Adjustments to reconcile net result to net cash provided by
  operating activities:
   Depreciation and amortization.........................................        4,205        5,608        5,537
   Deferred income taxes.................................................          270        1,519        1,203
   Foreign exchange loss/(gain)..........................................       (1,529)         833        6,096
   Gain/loss on sale of fixed assets.....................................          139           17          (64)
Changes in operating assets and liabilities:
   Stocks................................................................       (2,374)      (1,088)       1,121
   Receivables...........................................................          550         (920)         357
   Provisions............................................................           97          (12)         182
   Current liabilities...................................................          892          302           (3)
                                                                             ---------    ---------     --------

NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES..........................       10,988       11,355       16,568
                                                                             ---------    ---------     --------

Cash flows from investing activities:
   Purchases of tangible fixed assets....................................       (2,553)      (1,633)      (1,969)
   Proceeds from sale of fixed assets....................................            -           19           83
                                                                             ---------    ---------     --------

NET CASH FLOWS USED BY INVESTING ACTIVITIES..............................       (2,553)      (1,614)      (1,886)
                                                                             ---------    ---------     --------

Cash flows from financing activities:
   Repayments of notes payable...........................................       (3,428)      (4,481)     (11,265)
   Repayments of long-term debt..........................................       (5,228)      (4,758)      (4,298)
                                                                             ---------    ---------     --------

NET CASH FLOWS USED BY FINANCING ACTIVITIES..............................       (8,656)      (9,239)     (15,563)
                                                                             ---------    ---------     --------

NET INCREASE IN CASH AND BANK BALANCES...................................         (221)         502         (881)
                                                                             ---------    ---------     --------

   Cash and bank balances
   Beginning of year.....................................................       10,037        9,535       10,416
                                                                             ---------    ---------     --------
   End of year...........................................................        9,816       10,037        9,535
                                                                             ---------    ---------     --------

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
  INTEREST...............................................................        5,450        5,998        7,063
                                                                             ---------    ---------     --------







       The accompanying notes form integral part of the annual accounts.

                         SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.   GENERAL

ACTIVITIES

     Sunshine State Power (No. 2) BV (the Company) was incorporated on February 24, 1994 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 17.5% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia, which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The unincorporated joint venture's assets, liabilities, results of operations and cash flows have been taken up in this annual financial report on a proportionate basis. The accounts have been prepared for the years ended December 31, 1999, 1998 and 1997.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     Unless otherwise stated assets and liabilities are carried at nominal value.

BASIS OF PREPARATION

     The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherland GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's balance sheet and statement of income, there are no material differences between Netherlands GAAP and US GAAP. With regard to the Company's statement of cash flows, under US GAAP the foreign exchange loss/(gain) would be classified under the cash flows from financing activities section as US GAAP requires that such items be netted with the related cash flow item.

FOREIGN CURRENCIES

     Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian $) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

INTANGIBLE FIXED ASSETS

     Project Development Expenditures - Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

     Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

                         SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 --(CONTINUED)


     Financing Costs - Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

TANGIBLE FIXED ASSETS

     All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

     The estimated useful lives are:

     Site roads and preparation...................................     50 years
     Generators, systems, stacks, etc.............................     50 years
     Coal handling plant..........................................10 - 50 years
     Other operating fixed assets................................. 3 - 10 years


STOCKS

     Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

TRADE DEBTORS

     Trade debtors are stated at nominal value net of provision for doubtful debtors.

PROVISIONS

     Employee Provisions - Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

     Deferred Tax - Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

COMPANY INCOME TAX

     Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

CASH FLOW STATEMENT

The cash flow statement has been prepared using the indirect method.

                        SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 --(CONTINUED)




3.   INTANGIBLE FIXED ASSETS

     The movements in the intangible fixed assets are summarized as follows:



                                                                            Project
                                                                          development     Financing
                                                                          expenditures      costs         Total
                                                                          ------------    ---------       -----
                                                                            AUD'000        AUD'000       AUD'000
COST
Balance at December 31, 1997......................................           6,111            2,369        8,480
Additions for the year ended December 31, 1998....................               -                -            -
                                                                         ---------        ---------     --------
Balance at December 31, 1998......................................           6,111            2,369        8,480
Additions for the year ended December 31, 1999....................               -                -            -
                                                                         ---------        ---------     --------
Balance at December 31, 1999......................................           6,111            2,369        8,480

ACCUMULATED AMORTIZATION
Balance at December 31, 1997......................................            (655)            (888)      (1,543)
Amortization for the year ended December 31, 1998.................            (174)            (237)        (411)
Amortization for the year ended December 31, 1999.................            (175)            (236)        (411)
                                                                         ---------        ---------     --------

Balance at December 31, 1999......................................          (1,004)          (1,361)      (2,365)
                                                                         ---------        ---------     --------

Net book value at December 31, 1999...............................           5,107            1,008        6,115
                                                                         ---------        ---------     --------



4.   TANGIBLE FIXED ASSETS

     The movements in the tangible fixed assets are summarized as follows:



                                                                                               Other
                                                        Site roads   Generators     Coal     operating
                                                           and        systems,    handling     fixed
                                              Land     preparation     stacks      plant       assets     Total
                                              ----     -----------     ------      -----       ------     -----
                                             AUD'000     AUD'000      AUD'000     AUD'000     AUD'000    AUD'000
COST
Balance at December 31, 1997............        189        2,480      145,051       8,495       2,600    158,815
Additions...............................          -           11        1,216          30         249      1,506
Disposals...............................          -            -            -           -         (36)       (36)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1998............        189        2,491      146,267       8,525       2,813    160,285
Additions...............................          -           36        1,106       1,165         188      2,495
Disposals...............................          -            -         (118)          -         (20)      (138)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1999............        189        2,527      147,255       9,690       2,981    162,642
                                          ---------    ---------     --------    --------    --------   --------

                        SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 --(CONTINUED)





                                                                                              OTHER
                                                       SITE ROADS   GENERATORS     COAL     OPERATING
                                                           AND       SYSTEMS,     HANDLING    FIXED
                                             LAND      PREPARATION    STACKS       PLANT      ASSETS      TOTAL
                                             ----      -----------    ------       -----      ------      -----
                                            AUD'000      AUD'000      AUD'000     AUD'000     AUD'000    AUD'000
ACCUMULATED DEPRECIATION
Balance at December 31, 1997............          -         (292)     (14,468)     (1,805)     (1,033)   (17,598)
Charge for the year.....................          -         (135)      (4,172)       (602)       (288)    (5,197)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1998............          -         (427)     (18,640)     (2,407)     (1,321)   (22,795)
                                          ---------    ---------     --------    --------    --------   --------
Charge for the year.....................          -          (48)      (2,933)       (550)       (264)    (3,795)
                                          ---------    ---------     --------    --------    --------   --------
Balance at December 31, 1999............          -         (475)     (21,573)     (2,957)     (1,585)   (26,590)
                                          ---------    ---------     --------    --------    --------   --------
Construction in progress at
  December 31, 1999 (construction
  in progress at December 31, 1998
  and 1997 was $259 and $1,132,
  respectively).........................                                                                     317
                                                                                                        --------
Net tangible fixed assets at
  December 31, 1999.....................                                                                 136,369
                                                                                                        --------


As of January 1, 1999, the depreciation lives for site roads and preparation, generators, systems and stacks and the coal handling plant were prospectively changed from 35 to 50 years. This prospective change reduced 1999 depreciation expense by 1,468.


5.   STOCKS

                                                                 DECEMBER 31,       DECEMBER 31,     DECEMBER 31,
                                                                     1999              1998             1997
                                                                     ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Coal........................................................          4,210             2,021              915
Fuel oils...................................................            140                73              128
Chemicals...................................................              9                 6                4
Spares and consumables......................................          1,075               960              925
                                                                  ---------         ---------        ---------
                                                                      5,434             3,060            1,972
                                                                  ---------         ---------        ---------



6.   RECEIVABLES


                                                                 DECEMBER 31,       DECEMBER 31,     DECEMBER 31,
                                                                     1999              1998              1997
                                                                     ----              ----              ----
                                                                    AUD'000           AUD'000          AUD'000
Trade debtors...............................................          4,114             4,763            3,717
Prepayments.................................................            166                67              193
                                                                  ---------         ---------        ---------
                                                                      4,280             4,830            3,910
                                                                  ---------         ---------        ---------


     All receivables are due in less than one year.

                        SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 --(CONTINUED)



7.   CASH AND BANK BALANCES

     All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1999, 1998 and 1997, the restricted cash and bank balances totaled $5,653,000, $5,554,000 and $5,425,000, respectively.


8.   ISSUED SHARE CAPITAL

     The authorized share capital consists of 2,000 shares each having a nominal value of 75 Australian dollars (100 Dutch Guilders), of which 400 shares have been issued and fully paid up at December 31, 1999 and 1998. In prior years, the Company's shares were owned by NRGenerating International BV (396) and Gunwale BV (4). Both NRGenerating International BV and Gunwale BV are wholly owned by NRG Energy, Inc., which is incorporated in the United States of America. During 1999, the shares held by Gunwale BV were sold to NRGenerating International BV.


9.   RETAINED EARNINGS

                                                                                             1999          1998
                                                                                             ----          ----
                                                                                            AUD'000       AUD'000
Balance at January 1..................................................................       23,247       21,108
Appropriation of prior years result...................................................        5,096        2,139
                                                                                          ---------     --------
Balance at December 31................................................................       28,343       23,247
                                                                                          ---------     --------



10.  RESULT FOR THE PERIOD


                                                                                                          AUD'000
                                                                                                          -------
Balance at December 31, 1997.......................................................................        2,139
1997 net result appropriated to retained earnings..................................................       (2,139)
Net result for the year ended December 31, 1998....................................................        5,096
1998 net result appropriated to retained earnings..................................................       (5,096)
Net result for the year ended December 31, 1999....................................................        8,738
                                                                                                        --------
Balance at December 31, 1999.......................................................................        8,738
                                                                                                        --------



11.  PROVISIONS

                                                                              EMPLOYEE      DEFERRED
                                                                             PROVISIONS       TAX         TOTAL
                                                                             ----------       ---         -----
                                                                              AUD'000       AUD'000      AUD'000
Balance at December 31, 1997...........................................         1,088        13,076       14,164
Charged/(released) to income...........................................           (12)        1,519        1,507
                                                                            ---------     ---------     --------
Balance at December 31, 1998...........................................         1,076        14,595       15,671
Charged/(released) to income...........................................            97           270          367
                                                                            ---------     ---------     --------
Balance at December 31, 1999...........................................         1,173        14,865       16,038
                                                                            ---------     ---------     --------


     Approximately $612 (AUD'000) of the employee provisions are current and expected to be paid during 1999.

                       SUNSHINE STATE POWER (NO. 2) BV

                          NOTES TO THE ANNUAL ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 --(CONTINUED)



12.  LONG-TERM LIABILITIES

     Secured long-term debt due to third parties


                                                                 DECEMBER 31,       DECEMBER 31,    DECEMBER 31,
                                                                     1999              1998           1997
                                                                     ----              ----           ----
                                                                    AUD'000           AUD'000        AUD'000
Secured - with banks........................................         79,457            85,232         90,460


     Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.5% at December 31, 1999.

     The bank long-term debt is repayable as follows (in AUD'000):

     2000.......................................................................      5,775
     2001.......................................................................      6,366
     2002.......................................................................      7,011
     2003.......................................................................      7,744
     2004.......................................................................      8,520
     Thereafter.................................................................     49,816
                                                                                   --------
                                                                                     85,232
                                                                                   --------


     The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

     Unsecured Subordinated Note Payable (AUD'000)

     On March 25, 1994 the Company received loans from NRGenerating International BV and Gunwale BV, the primary shareholders of the Company, in the amount of $42,273 and $427, respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in US dollars. The Company repaid $3,428 to NRGenerating International BV during 1999, and $4,202 and $279 to NRGenerating International BV and Gunwale BV, respectively during 1998, and $11,572 and $113 to NRGenerating International BV and Gunwale BV respectively during 1997. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were $19,480 and $0 to NRGenerating International BV and Gunwale BV at December 31, 1999, respectively, $24,437 and $0 to NRGenerating International BV and Gunwale BV at December 31, 1998 respectively, and $27,806 and $279 to NRGenerating International BV and Gunwale BV at December 31, 1997.


13.  CURRENT LIABILITIES


                                                                  DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                                                      1999              1998             1997
                                                                      ----              ----             ----
                                                                    AUD'000           AUD'000          AUD'000
Current installments of bank long-term debt.................          5,775             5,228            4,758
Trade creditors/suppliers...................................          1,160               709              826
Accrued coal/rail costs.....................................          2,129             2,045            1,429
Accrued interest............................................            677               413              489
Other accrued expenses......................................            187                94              215
                                                                  ---------         ---------        ---------
                                                                      9,928             8,489            7,717
                                                                  ---------         ---------        ---------

                        SUNSHINE STATE POWER (NO: 2) BV
                          NOTES TO THE ANNUAL ACCOUNTS
        FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

14.  RELATED PARTIES

     An affiliate of the Company, Sunshine State Power BV owns 20% of the Gladstone Power Station Joint Venture. Sunshine State Power BV is owned by the owners of the Company.

     The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty Ltd, which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Pty Ltd operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone PowerStation Joint Venture. During the periods ended December 31, 1999, 1998 and 1997, the Company paid NRG Gladstone Operating Services Pty Ltd approximately $338, $345 and $260 (A$S'000) respectively in operators fees under the terms of the Operation and Maintenance Agreement.


15.  NUMBER OF EMPLOYEES

     The average number of persons employed at the Gladstone Power Station during 1999 was approximately 400. These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 17.5% of the related costs for these employees. The Company itself has no employees.


16.  REMUNERATION OF DIRECTORS

     During the periods ended December 31, 1999, 1998 and 1997, none of the directors received remuneration for their services as directors of the Company.










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